Oasis Midstream Partners LP Announces Quarter Ended June 30, 2018 Earnings and Distribution

Houston, Texas — August 6, 2018 — Oasis Midstream Partners LP (NYSE: OMP) (the “Partnership” or “OMP”) today announced financial results and cash distribution for the quarter ended June 30, 2018 and provided an operational update.

Highlights:

•
Declared the quarterly cash distribution for the second quarter of 2018 of $0.4100 per unit, an approximate 5% increase from the cash distribution declared for the first quarter of 2018, in line with the Partnership’s 20% annualized distribution growth target.

•	Net income was $37.5 million for the three months ended June 30, 2018 and net cash from operating activities was $41.4 million for the three months ended June 30, 2018.

•
Adjusted EBITDA was $44.4 million for the three months ended June 30, 2018 and net Adjusted EBITDA to the Partnership was $16.4 million for the three months ended June 30, 2018. See “Non-GAAP Financial Measures” below.

•
Distributable Cash Flow was $14.5 million for the three months ended June 30, 2018, resulting in distribution coverage of 1.28x and exceeding previously announced estimated coverage between 1.10x to 1.15x. See “Non-GAAP Financial Measures” below.

•
Appointed Harry N. Pefanis to the Board of Directors of OMP’s general partner, who brings over 35 years of energy experience having worked in various roles at Plains GP Holdings LP, and its predecessors, since 1983.

Other Key Developments:

•	Delivered volumes in-line with or above guidance across all DevCos and services in the second quarter of 2018, driving gross revenue growth of 8% compared to the first quarter of 2018.

•
Increased water volumes in Beartooth DevCo LLC (“Beartooth DevCo”) to 139.2 thousand barrels of water per day (“Mbwpd”), a 28% increase from the first quarter of 2018. Beartooth DevCo revenue for the second quarter of 2018 increased by $2.8 million. Just under half of the growth came from third party fresh water volumes sales, and OMP continues to supply fresh water for third parties in the third quarter of 2018.

•
Gas Plant II remains on schedule and on budget and is expected to come online in November 2018. OMP expects to capture volumes filling over 50% of the plant entering 2019 and over 75% exiting 2019, including volumes from both Oasis Petroleum and third parties.

•	Signed multiple third party agreements in the Williston Basin across all three development companies (“DevCos”) and commenced investment of capital to fulfill these third party projects.

•
Based on strong volume growth from Oasis Petroleum activity and third party opportunities, coupled with an improved operating cost structure, full year 2018 EBITDA is now expected to be $64-$68 million compared to prior guidance of $61-$65 million. The Partnership expects third quarter 2018 distribution coverage to be approximately 1.2x to 1.3x and has increased fourth quarter 2018 distribution coverage from 1.2x to approximately 1.3x. See “Non-GAAP Financial Measures.”

•
OMP is also increasing 2019 EBITDA estimates from $94-$97 million to $102-$108 million. Distribution coverage is now expected to enter 2019 around 1.4x and quickly increase to 1.5x-1.7x for the remainder of 2019. See “Non-GAAP Financial Measures.”

"Oasis Midstream Partners delivered a strong second quarter, putting us in an excellent position to deliver our targeted 20% annual growth in distributions per unit while further increasing distribution coverage," said Taylor Reid, Chief Executive Officer of OMP. “We believe our organic forecast supports our targeted distributions per unit growth of 20% annually past year-end 2021, which is an extended runway from prior guidance. We continue to make progress on our new 200 MMscfpd gas plant in Wild Basin, which remains on time and on budget, and we were able to execute multiple third-party deals with compelling economics. These opportunities in conjunction with robust activity levels in the Williston Basin have led to growth above and beyond our initial projections. Since our IPO less than a year ago, we’ve established an enviable financial position and continue to see significant growth opportunities ahead through both our symbiotic relationship with Oasis Petroleum and strategic relationship with third parties.”

Operational and Financial Update
Select operational and financial statistics are in the following table:

	June 30, 2018
	OMP Ownership	Gross	Net
Bighorn DevCo		(In millions)
Operating income	100%	$5.8	$5.8
Depreciation and amortization	100%	2.7	2.7
Total CapEx	100%	8.8	8.8
Bobcat DevCo
Operating income	10%	$18.5	$1.9
Depreciation and amortization	10%	2.0	0.2
Total CapEx	10%	47.8	4.8
Beartooth DevCo
Operating income	40%	$14.0	$5.6
Depreciation and amortization	40%	2.0	0.8
Total CapEx	40%	13.7	5.5
Total OMP
DevCo operating income		$38.3	$13.3
Public company expenses		0.6	0.6
OMP operating income		37.7	12.6
Depreciation and amortization		6.7	3.7
Equity-based compensation expense		0.1	0.1
Total CapEx		70.3	19.1
Maintenance CapEx		2.2	0.5
Growth CapEx		68.1	18.6

The following table provides an update of actual volumes compared to guidance and updates quarterly volumes for the remainder of the year:

	Metric	2Q18 Actual	2Q18 Guidance	3Q18 Guidance	4Q18 Guidance
Bighorn DevCo
Crude oil service volumes	Mbopd	45.1	40 - 42	43 - 46	43 - 46
Natural gas service volumes	MMscfpd	104.2	98 - 103	102 - 106	135 - 140
Bobcat DevCo
Crude oil service volumes	Mbopd	35.1	33 - 36	37 - 40	37 - 40
Natural gas service volumes	MMscfpd	142.1	135 - 140	150 - 155	185 - 190
Water service volumes	Mbwpd	46.5	43 - 47	46 - 50	46 - 50
Beartooth DevCo
Water service volumes	Mbwpd	139.2	107 - 112	120 - 135	105 - 125

Liquidity and CapEx

As of June 30, 2018, OMP had cash and cash equivalents of $2.7 million and $165.0 million of borrowings outstanding under its revolving credit facility with an unused borrowing capacity of $35.0 million. The borrowing capacity under the revolving credit facility may be increased up to $400.0 million at OMP’s request. Current borrowing levels are in-line with the Partnership’s expectations based on cumulative growth CapEx attributable to OMP since the IPO and the assignment of the second gas plant totaling $171.7 million. Growth CapEx attributable to OMP during the second quarter of 2018 of $18.6 million was also in-line with expectations, and full-year 2018 CapEx attributable to OMP expectations continue to range between $100.5 million and $108 million.

Quarterly Distribution

On May 29, 2018, the Partnership paid the quarterly cash distribution of $0.3925 per unit for the first quarter of 2018.
On August 6, 2018, the Board of Directors of OMP GP LLC, the general partner of the Partnership, declared the quarterly cash distribution of $0.4100 per unit for the second quarter of 2018. The distribution will be payable on August 29, 2018 to unitholders of record as of August 16, 2018.
Qualified Notice

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and call:

Date:	Tuesday, August 7, 2018
Time:	11:30 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1777/26759
Website:	www.oasismidstream.com
Sell-side analysts wishing to ask a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	2098632
A recording of the conference call will be available beginning at 1:30 p.m. Central Time on the day of the call and will be available until Tuesday, August 14, 2018 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10122704
The conference call will also be available for replay for approximately 30 days at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9638
Director, Investor Relations

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership’s ability to integrate acquisitions into its existing business, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership's business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those expressed in any forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Midstream Partners LP

Oasis Midstream Partners LP is a growth-oriented, fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc. to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2018	December 31, 2017
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$2,749	$883
Accounts receivable	2,757	834
Accounts receivable from Oasis Petroleum	54,533	85,818
Prepaid expenses	358	778
Other current assets	92	—
Total current assets	60,489	88,313
Property, plant and equipment	813,881	653,928
Less: accumulated depreciation and amortization	(47,384)	(34,348)
Total property, plant and equipment, net	766,497	619,580
Other assets	1,781	2,013
Total assets	$828,767	$709,906
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$3,418	$—
Accounts payable to Oasis Petroleum	9,741	11,638
Accrued liabilities	57,887	58,818
Accrued interest payable	105	114
Total current liabilities	71,151	70,570
Long-term debt	165,000	78,000
Asset retirement obligations	1,433	1,316
Total liabilities	237,584	149,886
Partners’ Equity
Limited Partner
Common units (13,774 units issued and outstanding at June 30, 2018 and 13,762 units issued and outstanding at December 31, 2017)	167,734	167,401
Subordinated units (13,750 units issued and outstanding at June 30, 2018 and December 31, 2017)	79,482	79,173
General Partner	—	—
Total partners’ equity	247,216	246,574
Non-controlling interests	343,967	313,446
Total equity	591,183	560,020
Total liabilities and equity	$828,767	$709,906

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands, except per unit data)
Revenues
Midstream services for Oasis Petroleum	$64,624	$39,409	$125,737	$76,776
Midstream services for third parties	1,934	904	2,242	1,177
Total revenues	66,558	40,313	127,979	77,953
Operating expenses
Direct operating	16,334	9,070	33,450	18,093
Depreciation and amortization	6,659	3,753	13,023	7,211
General and administrative	5,897	4,388	12,047	8,784
Total operating expenses	28,890	17,211	58,520	34,088
Operating income	37,668	23,102	69,459	43,865
Other income (expense)
Interest expense, net of capitalized interest	(183)	(3,014)	(445)	(4,231)
Other income (expense)	—	4	—	2
Total other income (expense)	(183)	(3,010)	(445)	(4,229)
Income before income taxes	37,485	20,092	69,014	39,636
Income tax expense	—	(7,665)	—	(14,960)
Net income	37,485	$12,427	69,014	$24,676
Less: Net income attributable to non-controlling interests	25,041		46,616
Net income attributable to Oasis Midstream Partners LP	$12,444		$22,398
Earnings per limited partner unit — Basic and Diluted
Common units	$0.45		$0.81
Subordinated units	0.45		0.81
Weighted average number of limited partner units outstanding — Basic
Common units	13,750		13,750
Subordinated units	13,750		13,750
Weighted average number of limited partner units outstanding — Diluted
Common units	13,761		13,761
Subordinated units	13,750		13,750
Cash distributions declared per limited partner unit
Common units	$0.4100		$0.8025
Subordinated units	0.4100		0.8025

Non-GAAP Financial Measures

Cash Interest

Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. We define Cash Interest as interest expense plus capitalized interest less amortization of deferred financing costs included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on our debt, excluding non-cash amortization, and our ability to maintain compliance with our debt covenants.

The following table presents a reconciliation of the GAAP financial measure of interest expense, net of capitalized interest, to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Interest expense, net of capitalized interest	$183	$3,014	$445	$4,231
Capitalized interest	1,362	113	2,197	222
Amortization of deferred financing costs	(117)	—	(233)	—
Cash Interest	$1,428	$3,127	$2,409	$4,453

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as earnings before interest expense (net of capitalized interest), income taxes, depreciation, amortization, equity-based compensation expenses and other similar non-cash adjustments. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and its ability to generate cash from its business operations without regard to its financing methods or capital structure, coupled with the Partnership’s ability to maintain compliance with its debt covenants. The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities, respectively.

Distributable Cash Flow (“DCF”)

DCF is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. We define DCF as Adjusted EBITDA attributable to the Partnership less Cash Interest and maintenance capital expenditures attributable to the Partnership. Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, system operating capacity, operating income or revenue. DCF should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of DCF provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and ability to generate cash from its business operations without regard to its financing methods or capital structure, coupled with the Partnerships ability to make distributions to its unitholders. The GAAP measures most directly comparable to DCF are net income and net cash provided by operating activities, respectively.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measure of Adjusted EBITDA and DCF for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Net income	$37,485	$12,427	$69,014	$24,676
Income tax expense	—	7,665	—	14,960
Depreciation and amortization	6,659	3,753	13,023	7,211
Equity-based compensation expense	103	365	166	713
Interest expense, net of capitalized interest	183	3,014	445	4,231
Adjusted EBITDA	44,430	$27,224	82,648	$51,791
Less: Adjusted EBITDA attributable to non-controlling interests	28,015		52,511
Adjusted EBITDA attributable to Oasis Midstream Partners LP	16,415		30,137
Cash Interest attributable to Oasis Midstream Partners LP	1,428		2,409
Maintenance capital expenditures	497		1,293
Distributable Cash Flow attributable to Oasis Midstream Partners LP	$14,490		$26,435

Net cash provided by operating activities	$41,396	$22,098	$116,147	$42,477
Current tax expense	—	6,218	—	11,576
Interest expense, net of capitalized interest	183	3,014	445	4,231
Changes in working capital	2,841	(4,106)	(33,840)	(6,493)
Other non-cash adjustments	10	—	(104)	—
Adjusted EBITDA	44,430	$27,224	82,648	$51,791
Less: Adjusted EBITDA attributable to non-controlling interests	28,015		52,511
Adjusted EBITDA attributable to Oasis Midstream Partners LP	16,415		30,137
Cash Interest attributable to Oasis Midstream Partners LP	1,428		2,409
Maintenance capital expenditures	497		1,293
Distributable Cash Flow attributable to Oasis Midstream Partners LP	$14,490		$26,435